SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2008

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On August 7, 2008, TVI Corporation (“TVI” or the “Company”) exercised its right to terminate the Research and Development Agreement (the “R&D Agreement”) by and among Safety Tech International, Inc. (“STI”), a wholly-owned subsidiary of TVI, Safety Tech AG, a Swiss corporation (“STAG”), and Hans Hauser, a principal of STAG. Under the R&D Agreement STAG provided STI with research, design, development and other related services for STI’s respiratory products. The decision to terminate the R&D Agreement relates to the Company’s decision to perform new product development in-house as the Company proceeds with its turnaround plan. As a result of the termination, the Company will pay STAG over time a termination fee of $180,000, which equals six months of consulting fees under the R&D Agreement.

The R&D Agreement was included as Exhibit 2.1 to TVI’s Current Report on Form 8-K dated November 8, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: August 8, 2008	/s/ Sherri Voelkel
Sherri Voelkel
Senior Vice President and Chief Financial Officer

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